Exhibit 11. Statement regarding Computation of Per Share Earnings
                      (in thousands except per share data)

                                                              Three Months Ended
                                                                  March 31,
                                                            --------------------
                                                              1996        1995
                                                            --------    --------
Net income ..............................................   $  6,431    $  5,346
                                                            ========    ========

Weighted average number of common shares and equivalents:
      Shares issued .....................................     16,531      16,531
      Shares in treasury ................................     (1,717)       (230)
      Shares held by the ESOPs which have not been
        committed to be released ........................     (1,116)     (1,226)
      Shares issuable pursuant to stock option plans
        less shares assumed repurchased at the
        average market price ............................        910         631
                                                            --------    --------

Number of shares for computation of primary
   earnings per share ...................................     14,608      15,706

      Net additional shares issuable pursuant to
        stock option plans at period-end market price ...         37
                                                            --------    --------

Number of shares for computation of fully diluted
   earnings per share ...................................     14,645      15,706
                                                            ========    ========

Earnings per share:
   Primary ..............................................   $   0.44    $   0.34
                                                            ========    ========

   Fully diluted ........................................   $   0.44    $   0.34
                                                            ========    ========

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